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Exhibit 3.12

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CLASSMATES MEDIA, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        Mark R. Goldston, the undersigned Chairman, President and Chief Executive Officer of Classmates Media, Inc. (the "Corporation"), does hereby certify as follows:

        1.     ARTICLE I of the Certificate of Incorporation of the Corporation is amended to read in its entirety as set forth below:

ARTICLE I.

        The name of the corporation is Classmates Yearbooks, Inc. (the "Corporation").

        2.     The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 16th day of July, 2007.

CLASSMATES MEDIA, INC.

/s/ Mark R. Goldston
Name:	Mark R. Goldston
Title:	Chairman, President and Chief Executive Officer

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  Exhibit 3.12
ARTICLE I.